UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 19, 2012

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2012, Charles & Colvard Direct, LLC (“Charles & Colvard Direct”), a wholly owned subsidiary of Charles & Colvard, Ltd. (the “Company”), entered into a Services and Licensing Agreement (the “Services Agreement”) with JudeFrances Jewelry, Inc. (“JudeFrances”). Under the Services Agreement, JudeFrances will custom design fashion and moissanite jewelry for Lulu AvenueTM, Charles & Colvard Direct’s home party direct sales division. The Services Agreement also provides Charles & Colvard Direct a worldwide, exclusive, non-transferable license to use and display the name “JudeFrances” in connection with Lulu AvenueTM branding, marketing, advertisement, promotion, sales, and distribution of certain deliverables and jewelry products. In exchange for the services and license provided by JudeFrances, Charles & Colvard Direct will make certain annual payments and royalty payments to JudeFrances and will reimburse JudeFrances for certain business expenses. The initial term of the Services Agreement is three years, and Charles & Colvard Direct has the right to extend the term of the Services Agreement for an additional one-year period if certain conditions are met.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the Services Agreement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2012, Charles & Colvard Direct entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Bamboo Pink, Inc. (“Bamboo Pink”). Pursuant to the Purchase Agreement, Charles & Colvard Direct acquired certain assets (the “Purchased Assets”) from Bamboo Pink in exchange for consideration consisting of $645,645 in cash. The Purchased Assets include certain jewelry inventory of Bamboo Pink, jewelry molds, a direct selling software platform, certain proprietary rights to the “love knot” trademark, information related to Bamboo Pink’s direct sales consultants, suppliers lists, advertising, and promotional material (other than any advertising or promotional material that includes the BambooPink name), the benefit of and the right to enforce the product warranties with respect to the purchased assets, and all hard and electronic versions of jewelry photographs (high-resolution and all others).

The Purchase Agreement contains customary representations, warranties, and covenants by the parties, and the parties have agreed to indemnify one another with respect to damages arising from the breach thereof and with respect to certain other matters under the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
2.1	Asset Purchase Agreement, dated October 19, 2012, between Charles & Colvard Direct, LLC and Bamboo Pink, Inc.*
10.1	Services and Licensing Agreement, dated October 19, 2012, between Charles & Colvard Direct, LLC and JudeFrances Jewelry, Inc.**
99.1	Press Release dated October 22, 2012
* Certain schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules is included in the agreement. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

** Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

October 25, 2012	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1	Asset Purchase Agreement, dated October 19, 2012, between Charles & Colvard Direct, LLC and Bamboo Pink, Inc.*
10.1	Services and Licensing Agreement, dated October 19, 2012, between Charles & Colvard Direct, LLC and JudeFrances Jewelry, Inc.**
99.1	Press Release dated October 22, 2012
* Certain schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules is included in the agreement. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

** Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.